Exhibit 10.36


                   AGREEMENT REGARDING ASSIGNMENT OF CONTRACTS



                                     BETWEEN



                             INTERACTIVE MAGIC, INC.

                                       AND

                           UBI SOFT ENTERTAINMENT S.A.



                                  MAY 25, 1999






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                                TABLE OF CONTENTS

                                                                       PAGE NO.

1.       DEFINITIONS..........................................................1


2.       BASIC TRANSACTION....................................................2

         (a) Purchase and Sale of Assets......................................2
         (b) Assumption of Liabilities........................................2
         (c) Distribution of the Products
         (d) Purchase Price...................................................3
         (e) The Closing......................................................3
         (f) Personnel........................................................4
         (g) Conditions to Closing............................................4
         (h) Deliveries at the Closing........................................5

3.       REPRESENTATIONS AND WARRANTIES OF IMAGIC.............................5

         (a) Organization of IMagic...........................................5
         (b) Authorization of Transaction.....................................5
         (c) Noncontravention.................................................5
         (d) Brokers'Fees.....................................................6
         (e) Title to Rights Under the Assigned Contracts.....................6
         (f) Litigation.......................................................6
         (g) Payment Obligations Current......................................5
         (i) Disclaimer of other Representations and Warranties...............6
         (h) Intellectual Property Rights                                     6

4.       REPRESENTATIONS AND WARRANTIES OF UBI SOFT...........................7

         (a) Organization of Ubi Soft.........................................7
         (b) Authorization of Transaction.....................................7
         (c) Noncontravention.................................................7
         (d) Brokers'Fees.....................................................7

5.       COVENANTS AND AGREEMENTS.............................................7

         (a) General..........................................................7
         (b) Litigation Support...............................................7
         (c) Transition.......................................................8

6.       REMEDIES FOR BREACHES OF THIS AGREEMENT..............................8

         (a) Survival of Representations and Warranties.......................8
         (b) Indemnification Provisions for Benefit of Ubi Soft...............8
         (c) Indemnification Provisions for Benefit of IMagic.................8
         (d) Matters Involving Third Parties..................................9
         (e) Determination of Adverse Consequences............................9
         (f) Exclusive Remedy.................................................9

7.       MISCELLANEOUS........................................................9

         (a) Press Releases and Public Announcements..........................9
         (b) No Third-Party Beneficiaries....................................10
         (c) Entire Agreement................................................10
         (d) Succession and Assignment.......................................10

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         (e) Counterparts....................................................10
         (f) Headings........................................................10
         (g) Notices.........................................................10
         (h) Governing Law...................................................11
         (i) Amendments and Waivers..........................................11
         (j) Severability....................................................11
         (k) Expenses........................................................11
         (l) Construction....................................................11
         (m) Incorporation of Exhibits and Schedules.........................12
         (n) Bulk Transfer Laws..............................................12
         (o) Arbitration.....................................................12
         (p) Termination.....................................................12


Exhibit A - List of Assigned Contracts
Exhibit B - Form of Bill of Sale and Assignment
Exhibit C - Form of Assignment and Assumption Agreement
Exhibit D - Form of approval by the developers to the assignment of Assigned Contracts Exhibit E - List of development contracts requiring prior approval Exhibit F - Statement of payments paid or due to Developers at the Closing

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                   AGREEMENT REGARDING ASSIGNMENT OF CONTRACTS

         This Agreement regarding assignment of contracts (the "Agreement") is entered into on May 25, 1999, by and between Ubi Soft Entertainment S.A., a company organized under the laws of France ("Ubi Soft"), and Interactive Magic, Inc., a North Carolina corporation ("IMagic"). Ubi Soft and IMagic are referred to collectively herein as the "Parties."

         This Agreement contemplates a transaction in which Ubi Soft will purchase rights under certain development contracts between IMagic and third party developers (and assume certain liabilities relating thereto) for Cash.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

   1.  DEFINITIONS.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses.

          "Assigned Contracts" means those certain contracts or agreements to which IMagic is a party which are identified on Exhibit A as being assigned to Ubi Soft under this Agreement.

         "Assumed Liabilities" means only the following liabilities and obligations: (I) all liabilities and obligations with respect to, arising out of, or related to ownership, possession or use of the Assigned Contracts after the Closing Date; and (II) all obligations of IMagic under the terms of the Assigned Contracts which by the terms thereof are to be paid, observed, discharged or performed, as the case may be, at any time after the Closing Date, but excluding obligations and liabilities arising out of any breach or default by IMagic under any such Assigned Contract on or prior to the Closing Date.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Closing" has the meaning set forth in Section 2(e) below.

         "Closing Date" has the meaning set forth in Section 2(e) below.

         "Employer Liabilities" means any obligation or liability with respect to any current or former employees, agents or representatives of IMagic.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "IMagic" has the meaning set forth in the preface above.

         "Indemnified Party" has the meaning set forth in Section 6(d) below.

         "Indemnifying Party" has the meaning set forth in Section 6(d) below.


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         "Knowledge" means actual knowledge without independent investigation.

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency or political subdivision thereof).

         "Purchase Price" has the meaning set forth in Section 2(d) below.

          "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest.

         "Taxes" means any federal, state, county, local, foreign and other taxes (including without limitation income, profits, premium, franchise, excise, value, use, occupancy, gross receipts, employment, payroll-related or property tax of any sort) imposed upon IMagic or any consolidated group of which IMagic is or was a member.

         "Third Party Claim" has the meaning set forth in Section 6(d) below.

         "Ubi Soft" has the meaning set forth in the preface above.

   2.  BASIC TRANSACTION.

         (a) Purchase and Sale of the Assigned Contracts. On and subject to the terms and conditions of this Agreement, at the Closing for the consideration specified below in this Section 2, Ubi Soft agrees to purchase from IMagic, and IMagic agrees to sell, transfer, convey, assign, grant, confirm, set over and deliver to Ubi Soft and its successors and assigns forever, free and clear of all liens and encumbrances: (I) all of its right, title and interest in and to all of the Assigned Contracts; (II) all prepaid expenses, credits, deferred charges, rebates, refunds, security and other deposits pertaining to the Assigned Contracts; (III) the full benefit of all representations, warranties, guaranties, indemnities, undertakings, certificates, covenants, agreements and the like, and all security therefor, received by IMagic with respect to the Assigned Contracts; (IV) all claims, choses in action and rights of recovery relating to the Assigned Contracts, (V) all of the copyrights, patents, trademarks, service marks, trade names, applications for any of the foregoing, mask works, technology, inventions, computer software, data and documentation (including electronic media), product drawings, trade secrets (technical and non-technical), know-how, confidential information, deliverables under the Assigned Contracts and other intellectual property and other proprietary rights that are owned by IMagic and that has been developed for, or are used in, or contemplated to be used in, the work and products being developed under the Assigned Contracts, and licenses or other agreements to or from third parties regarding the foregoing (collectively, "Intellectual Property").

         (b)      Assumed and Retained  Liabilities.

         (I) On and subject to the terms and conditions of this Agreement, upon the transfer of the Assigned Contracts at the Closing, Ubi Soft agrees to assume and become responsible for all of the Assumed Liabilities.(II) Notwithstanding anything to the contrary contained herein, Ubi Soft shall not assume, or in any way be liable or responsible for, any liabilities, commitments or obligations of IMagic of any kind or nature whatsoever, known or unknown,


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accrued, fixed, contingent or otherwise, liquidated or unliquidated, choate or inchoate, due or to become due, except for the Assumed Liabilities. Without limiting the generality of the foregoing, Ubi Soft shall not assume, and IMagic shall remain responsible for the following: (a) any liabilities or obligations with respect to, arising out of, or related to, the Assigned Contracts on or prior to the Closing Date; (b) any liability or obligation of IMagic for Taxes accrued for, applicable to or arising from any period, (c) any Employer Liability; and (d) any present or future claims against IMagic in connection with the sale, manufacture or distribution of any products manufactured in whole or in part by, or services provided by, IMagic (collectively, the "Retained Liabilities"). The assumption by Ubi Soft of the Assumed Liabilities shall not be construed to defeat, impair or limit in any way any rights or remedies of Ubi Soft to dispute the validity or amount of any of the Assumed Liabilities.

         (c) Distribution of the products developed under the Assigned Contracts . IMagic certifies and warranties to UBI SOFT that it has not entered into any distribution agreement relating to the Assigned Contracts. Accordingly, Ubi Soft shall be free to distribute and commercialize the products to be developed under the Assigned Contracts as it wishes.

         (d) Purchase Price. Ubi Soft agrees to pay to IMagic at the Closing $ 2 500 000 (the "Purchase Price") by delivery of Cash payable by wire transfer or delivery of other immediately available funds.

         (e) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place before June 30, 1999 at the offices of Ubi Soft Entertainment Inc., 45 West 25th Street, New York, NY 10 001, commencing at 9:00 a.m. local time or on such other date or place as the Parties may mutually determine (the "Closing Date").

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         (f) Personnel. Ubi Soft will not retain any employees of IMagic.

         (g) Conditions to Closing. (I) Ubi Soft's obligation to consummate this Agreement is expressly subject to the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Ubi Soft):

1. Ubi soft shall have completed its due diligence and legal audit of the Assigned Contracts and such due diligence and legal audit shall be satisfactory to Ubi Soft
2. The absence of any action or event to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.
3. All representation and warranties of IMagic shall be true and correct in all material respects as of the Closing Date.
4. IMagic shall have complied with and duly performed in all material respects all agreements and conditions on its part to be complied with and performed pursuant to this Agreement on or before the Closing Date.
5. Written approval of third party developers , in the form attached hereto Exhibit D, on the assignment of the Assigned Contracts entered with such developers listed on Exhibit E.
6. Execution of a license agreement, mutually satisfactory to Ubi Soft and IMagic, granting IMagic online rights with respect to the games produced under the Assigned Contracts
7. Approval of this Agreement and the transactions contemplated hereby by Ubi Soft's Board of Directors

         (II) IMagic's obligation to consummate this Agreement is expressly subject to the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by IMagic):

1 The absence of any action or event to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.
2 All representation and warranties of Ubi Soft shall be true and correct in all material respects as of the Closing Date.
3 Ubi Soft shall have complied with and duly performed in all material respects all agreements and conditions on its part to be complied with and performed pursuant to this Agreement on or before the Closing Date
4 Execution of a license agreement, mutually satisfactory to Ubi Soft and IMagic, granting IMagic online rights with respect to the games produced under the Assigned Contracts.

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         (h)      Deliveries at the Closing.  At the Closing,

                     (i) IMagic will execute and deliver to Ubi Soft (A) a Bill of Sale and Assignment in the form attached hereto as Exhibit B and (B) such other instruments of sale, transfer, conveyance and assignment as Ubi Soft and its counsel reasonably may request;

                    (ii) Ubi Soft will execute and deliver to IMagic (A) an assumption with respect to the Assumed Liabilities in the form attached hereto as Exhibit C and (B) such other instruments of assumption as IMagic and its counsel reasonably may request;

                    (iii) Ubi Soft will deliver to IMagic the Cash consideration specified in Section 2(d) above;

                    (iv) Ubi Soft will deliver to IMagic a license granting IMagic certain online rights with respect to games produced under the Assigned Contracts;

                     (v) Each Party shall deliver a certificate to the other Party signed by an appropriate officer of such delivering Party to the effect that (a) in the case of Ubi Soft, each of the conditions to Closing set forth in Section 2(g) (I) have been satisfied and (b) in the case of IMagic, each of the conditions in Section 2 (g) (II) have been satisfied.

   3. REPRESENTATIONS AND WARRANTIES OF IMAGIC. IMagic represents and warrants to Ubi Soft that the statements contained in this Section 3 are correct as of the date of this Agreement and will be correct as of the Closing Date as though made on that date.

         (a) Organization of IMagic. IMagic is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

         (b) Authorization of Transaction IMagic has full power and authority (including full corporate power and authority) and has taken all necessary corporate action to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Board of Directors of IMagic has duly authorized the execution, delivery and performance of this Agreement by IMagic. This Agreement has been duly executed and delivered by IMagic and, assuming due authorization of, and execution and delivery by Ubi Soft, constitutes the valid and legally binding obligation of IMagic, enforceable in accordance with its terms and conditions except as the enforcement thereof may be affected by bankruptcy or other laws affecting the rights of creditors generally.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which IMagic is subject or any provision of the charter or Bylaws of IMagic, (ii) conflict with, result in a breach of, constitute a default under any agreement, contract, lease, license, instrument or other arrangement to which IMagic is a party or by which it is bound, (iii) result in the creation of any mortgage, lien, Security Interest, charge or other encumbrance upon all or any part of the Assigned Contracts, or (iv) except as set forth on Exhibit E, require IMagic to obtain any consent, approval or action of, or make any filing with or give notice to, any governmental


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body or any other person or entity, except where the violation, conflict, breach or default would not have a material adverse effect on Ubi Soft's rights under any of the Assigned Contracts or the transactions contemplated hereby.

         (d) Brokers' Fees. IMagic has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Ubi Soft could become liable or obligated.

         (e) Title to Rights under the Assigned Contracts. IMagic has good and indefeasible title to all of the rights afforded to IMagic under the Assigned Contracts free and clear of any Security Interest. IMagic has not previously disposed of any right or interest under any of the Assigned Contracts. IMagic is not party to any contract, agreement or commitment for the sale or disposition of any of the rights under the Assigned Contracts. All of the Assigned Contracts constitute valid and legally binding obligations of IMagic, and to the knowledge of IMagic of the other the parties thereto, enforceable in accordance with their terms and conditions except as enforcement thereof may be affected by bankruptcy or other laws affecting the rights of creditors generally. IMagic has delivered copies of all the Assigned Contracts to Ubi Soft. Since the date of signature of the Assigned Contracts, the Assigned Contracts have not been amended or otherwise modified, unless expressly mentioned in Exhibit A.

         (f) Litigation. IMagic is not engaged in and, to IMagic's knowledge, is not threatened with any material litigation or other proceeding which may give rise to any claim against, or dispute involving, the Assigned Contracts or any of the Intellectual Property.

         (g) Payment Obligations Current. As specified in Exhibit F attached hereto, IMagic is and will be at the Closing Date current with all of its payment obligations to third parties due and payable under the Assigned Contracts.

         (h) Intellectual Property Rights. IMagic owns, free and clear of all liens, or has the unrestricted right to use and sublicense all of the Intellectual Property. Each copyright, trademark, service mark and patent included in the Intellectual Property are valid, subsisting and in full force and effect and IMagic has taken all necessary steps to protect and maintain each such item of Intellectual Property. None of the Intellectual Property is subject to any outstanding order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of IMagic, threatened, which challenges the validity, enforceability, use or ownership of any Intellectual Property. IMagic has substantially performed all obligations imposed upon it under the Assigned Contracts and all Intellectual Property licenses, and IMagic is not, nor to the knowledge of IMagic is any other party thereto, in breach of or in default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. All of the Intellectual Property licenses are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing except as enforcement thereof may be affected by bankruptcy or other laws affecting the rights of creditors generally. To the knowledge of IMagic, none of the Intellectual Property infringes on or violates any intellectual property rights of others. To the knowledge of IMagic, no person is infringing on or misappropriating the Intellectual Property.

         (i) Disclaimer of other Representations and Warranties. Except as expressly set forth in this Agreement, IMagic makes no representation or warranty, express or implied, at law or in equity, in respect of any of its assets, liabilities or operations, including, without


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limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. Buyer hereby acknowledges and agrees that, except to the extent specifically set forth in this Agreement, Ubi Soft is purchasing the Assigned Contracts on an "as-is, where-is" basis. Without limiting the generality of the foregoing, IMagic makes no representation or warranty regarding any assets other than the Assigned Contracts or any liabilities other than the Assumed Liabilities, and none shall be implied at law or in equity.

   4. REPRESENTATIONS AND WARRANTIES OF UBI SOFT. Ubi Soft represents and warrants to IMagic that the statements contained in this Section 4 are correct as of the date of this Agreement and will be correct as of the Closing Date as though made on the Closing Date.

         (a) Organization of Ubi Soft. Ubi Soft is a company duly organized, validly existing and in good standing under the laws of France and/or other applicable jurisdiction.

         (b) Authorization of Transaction. Subject to section 2 (g) 6 of this Agreement, Ubi Soft has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Ubi Soft is subject or any provision of its charter, Bylaws or other governing documents or (ii) conflict with, result in a breach of, constitute a default under any agreement, contract, lease, license, instrument, or other arrangement to which Ubi Soft is a party or by which it is bound.

         (d) Brokers' Fees. Ubi Soft has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which IMagic could become liable or obligated.

   5. COVENANTS AND AGREEMENTS. The Parties agree as follows:

         (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Section 6 below).

         (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Assigned Contracts, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 6 below).

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           (c) Transition. IMagic will use its best efforts so that any lessor, licensor, customer, supplier or other business associate of IMagic will maintain the same business relationships with Ubi Soft relating to the Assigned Contracts after the Closing as it maintained with IMagic prior to the Closing. IMagic shall conduct its business in such a manner that the representations and warranties contained in this Agreement` shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

   6. REMEDIES FOR BREACHES OF THIS AGREEMENT.

         (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties under this Agreement shall survive the Closing and continue in full force and effect for a period of one year thereafter.

         (b) Indemnification Provisions for Benefit of Ubi Soft. In the event IMagic breaches any of its representations, warranties or covenants contained in this Agreement, and, provided that Ubi Soft makes a written claim for indemnification against IMagic pursuant to Section 7(g) below within 30 business days after the end of the survival period, then IMagic agrees to indemnify Ubi Soft from and against the entirety of any Adverse Consequences Ubi Soft shall suffer based upon, arising out of, or otherwise in respect of such breach; provided, however, that IMagic shall not have any obligation to indemnify Ubi Soft from and against any Adverse Consequences caused by the breach of any representation or warranty of IMagic: (A) until Ubi Soft has suffered Adverse Consequences by reason of all such breaches in excess of a $10,000 aggregate deductible (after which point IMagic will be obligated only to indemnify Ubi Soft from and against all further Adverse Consequences) (B) to the extent the Adverse Consequences Ubi Soft has suffered by reason of all such breaches exceeds the amount of the Purchase Price (after which point IMagic will have no obligation to indemnify Ubi Soft from and against further such Adverse Consequences). IMagic agrees to indemnify Ubi Soft without deduction from and against the entirety of any Adverse Consequences Ubi Soft shall suffer caused by any liability which is a Retained Liability

         (c) Indemnification Provisions for Benefit of IMagic. In the event Ubi Soft breaches any of its representations contained in Section 4 of this Agreement, and, provided that IMagic makes a written claim for indemnification against Ubi Soft pursuant to Section 7(g) below within such survival period, then Ubi Soft agrees to indemnify IMagic from and against the entirety of any Adverse Consequences IMagic shall suffer based upon, arising out of, or otherwise in respect of such breach; provided, however, that Ubi Soft shall not have any obligation to indemnify IMagic from and against any Adverse Consequences caused by the breach of any representation of Ubi Soft: (A) until IMagic has suffered Adverse Consequences by reason of all such breaches in excess of a $10,000 aggregate deductible (after which point Ubi Soft will be obligated only to indemnify IMagic from and against further such Adverse Consequences) (B) to the extent the Adverse Consequences IMagic has suffered by reason of all such breaches exceeds the amount of the Purchase Price (after which point Ubi Soft will have no obligation to indemnify IMagic from and against further such Adverse Consequences). Ubi Soft agrees to indemnify IMagic without deduction from and against the entirety of any Adverse Consequences IMagic shall suffer caused by any liability which is an Assumed Liability.

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         (d)      Matters Involving Third Parties.

                     (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this Section 6, then the Indemnified Party shall promptly (and in any event within thirty business days after receiving notice of the Third Party Claim) notify the Indemnifying Party thereof in writing.

                    (ii) The Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

                   (iii) Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 6(d)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

                   (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, delayed or conditioned).

                   (v) The Indemnifying Party shall reimburse the Indemnified Party, from time to time, for all expenses and fees, including court costs and reasonable attorneys' fees and expenses incurred by the Indemnified Party in investigating, prosecuting or defending any claim, proceeding or action for which indemnification is provided pursuant to this Section 6. All such reimbursements shall be made within seven days of receipt of written demand therefor.

         (e) Determination of Adverse Consequences. The Parties shall make appropriate adjustments for tax benefits and insurance coverage(subject to any rights of subrogation any insurer may have) in determining Adverse Consequences for purposes of this Section 6. All indemnification payments under this Section 6 shall be deemed adjustments to the Purchase Price.

         (f) Exclusive Remedy. Ubi Soft and IMagic acknowledge and agree that the foregoing indemnification provisions in this Section 6 shall be the exclusive remedy of Ubi Soft and IMagic with respect to the Assigned Contracts.

   7.  MISCELLANEOUS.

         (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any


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listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

         (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and assigns. Either Party may assign this Agreement and any of its rights, interests or obligations hereunder without the prior written approval of the other Party; provided, however, that such assigning Party nonetheless shall remain responsible for the performance of all of its obligations hereunder.

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement duly signed by both parties may be transmitted by facsimile to each party and shall constitute an original document

         (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to Ubi Soft:


                           Attn: Yves Guillemot , President

                  Ubi Soft Entertainment S.A.

                  28, rue Armand Carrel

                  93108 Montreuil sous Bois Cedex

                  Telephone : 33 1 48 18 50 00

                  Telecopier : 33 1 48 18 52 82

                  If to IMagic:

                           Interactive Magic, Inc.
                           215 Southport Drive, Suite 1000
                           Morrisville, North Carolina  27560
                           Attn: Chief Executive Officer
                           Telephone:    919-461-0722
                           Telecopier:   919-462-3081

                  With a copy to :

                           Wyrick Robbins Yates & Ponton LLP
                           4101 Lake Boone Trail, Suite 300
                           Raleigh, North Carolina  27607-7506
                           Attn: Larry E. Robbins
                           Telephone:    919-781-4000
                           Telecopier:   919-781-4865

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York applicable to agreements made and to be performed entirely within such state.

         (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Ubi Soft and IMagic. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) Expenses. Each Party shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (n) Bulk Transfer Laws. Ubi Soft acknowledges that IMagic will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

         (o) Arbitration. Any controversy or claim arising out of or related to this Agreement, or any transactions contemplated herein, that cannot be amicably resolved, including, without limitation, whether such controversy or claim is subject to arbitration, will be resolved by binding arbitration held in New York City, New York, in accordance with the commercial arbitration rules of the American Arbitration Association, subject to this Section. Arbitration proceedings will be conducted by a panel of three persons selected as follows. The party initiating arbitration will select one arbitrator listed and qualified with the American Arbitration Association ("Qualified Arbitrator") and the other party will select a second Qualified Arbitrator, both within 10 days of any written notice to arbitrate. The two arbitrators will select a third Qualified Arbitrator within 20 days of the appointment of the first two arbitrators. No arbitrator will have or previously have had any significant relationship with any of the parties. The decision of any two of the arbitrators on any submitted matter will be final and nonappealable. Notwithstanding the foregoing, if the controversy or claim in question is not resolved by the arbitrators as provided herein within 150 days after selection of the first arbitrator, either party may pursue any remedy with respect hereto provided by law.

         (p) Termination.

                 (a) The Parties may terminate this Agreement as provided below:

                           (i) Ubi Soft and IMagic may terminate this Agreement by mutual written consent at any time prior to the Closing;

                           (ii) Ubi Soft may terminate this Agreement by giving written notice to IMagic on or before the Closing Date if Ubi Soft is not reasonably satisfied with the results of its continuing due diligence on the Assigned Contracts;

                           (iii) Ubi Soft may terminate this Agreement by giving written notice to IMagic at any time prior to the Closing (A) in the event IMagic has breached any representation, warranty or covenant contained in this Agreement in any material respect, or (B) if the Closing shall not have occurred on or before June 30, 1999, by reason of the failure of any condition precedent under Section 2(g) hereof (unless the failure results primarily from Ubi Soft itself breaching any representation, warranty or covenant contained in this Agreement); and

                           (iv) IMagic may terminate this Agreement by giving written notice to Ubi Soft at any time prior to the Closing (A) in the event Ubi Soft has breached any representation, warranty or covenant contained in this Agreement in any material respect or (B) if the Closing shall not have occurred on or before June 30, 1999, by reason of the failure of any condition precedent under Section 2(g) hereof (unless the failure results primarily from IMagic itself breaching any representation, warranty, or covenant contained in this Agreement).

                  (b) If any Party terminates this Agreement pursuant to this
Section 7(p), all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party (except for any liability of any Party then in breach).



                                      *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                      UBI SOFT



                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      INTERACTIVE MAGIC, INC.



                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                    EXHIBIT A

                           LIST OF ASSIGNED CONTRACTS



         1. Software Licensing Agreement dated March 23, 1998 between IMagic and Enlight Software relating to Seven Kingdoms II.

         2. Development Agreement dated March 6, 1998 between IMagic and Enlight Software relating to three new products and four upgrades to existing products.

         3. Software Licensing Agreement dated April 15, 1998 between IMagic and JRC-ing Slavomir Pavlicek relating to Flash Point.

         4. Software Licensing Agreement dated December 19, 1997, between IMagic and Sinister Games, Inc. relating to Shadow Company.

         5. Software Licensing Agreement dated November 19, 1998 between IMagic and Sinister Games, Inc. relating to three future works.

         6. Software Licensing Agreement dated November 20, 1998 between IMagic and Mirage Media relating to Mortyr.

         7. Software licensing agreement concluded with BATTLEFIELD DESIGN GROUP (December 19, 1997) for ROAD TO MOSCOW (working title)

         8. Software licensing agreement concluded with LUMIS STUDIOS, INC (October 15, 1998) for WALL STREET TYCOON

         9. Software licensing agreement concluded with STARDOCK SYSTEMS, INC (November 30, 1998) for Monopolization